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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 1 , 2002 by and between Hanmi Bank, a California banking corporation, located at 3660 Wilshire Blvd., PH-A, Los Angeles, CA 90010 ("Bank") and Hanmi Financial Corporation, a Delaware corporation ("Hanmi Financial"), on the one hand, and Chung Hoon Youk, an individual ("Employee"), on the other hand.

                                   WITNESSETH:

WHEREAS, Employee presently serves as the President and Chief Executive Officer of both the Bank and Financial Corporation;

WHEREAS, the Bank and Hanmi Financial Corporation desire to continue to retain the services of Employee as President and Chief Executive Officer and Employee desires to continue to render services to the Bank and to Hanmi Financial as President and Chief Executive Officer;

WHEREAS, the Bank, Hanmi Financial and Employee desire to set forth in this Agreement the terms and conditions of Employee's employment as President and Chief Executive Officer upon expiration of Employee's original Employment Agreement, which term will expire on October 31, 2002;

WHEREAS, although Employee presently serves as and will continue to serve as the President and Chief Executive Officer of the Bank and Hanmi Financial, all of the compensation and employee benefits granted to Employee in this Agreement shall be the sole responsibility of the Bank, except for the stock option grant to Employee as outlined in Paragraph 4c, which shall be a grant of Hanmi Financial Corporation stock;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1.  Term.

    Bank and Hanmi Financial Corporation agree to employ Employee and Employee agrees to serve Bank and Hanmi Financial Corporation as President and Chief Executive Officer, in accordance with the terms of this Agreement, for a term of three (3) years, commencing November 1, 2002 and ending October 31, 2005, unless this Agreement is earlier terminated in accordance with the provisions of Paragraph 6, below.


2.  Services and Exclusivity of Services.

    So long as this Agreement shall continue in effect, Employee shall devote his full business time, energy and ability exclusively to the business, affairs and interests of Bank and Hanmi Financial Corporation and their subsidiaries and matters related thereto, shall use Employee's best efforts and abilities to promote the Bank's and Hanmi Financial Corporation's interests, and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board of Directors of the Bank and Hanmi Financial ("Board"). Employee agrees to faithfully and diligently promote the business, affairs and interests of Bank and Hanmi Financial Corporation.

    Without the prior express written authorization of the Board, Employee shall not, directly or indirectly, during the term of this Agreement: (a) render services to any other person or firm for compensation or (b) engage in any activity competitive with or adverse to the Bank's or Hanmi Financial Corporation's business, whether alone, as a partner, or as an officer, director, employee, consultant or significant investor of or in any other entity. (An investment of greater than 1% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.)

3.  Specific Position; Duties and Responsibilities.

    The Bank, Hanmi Financial Corporation and Employee agree that, subject to the provisions of this Agreement, the Bank will employ Employee and Employee will serve Bank and Hanmi Financial Corporation as the President and Chief Executive Officer for the duration of this Agreement. Employee agrees to observe and comply with the rules and regulations of Bank and Hanmi Financial Corporation respecting the performance of Employee's duties and agrees to carry out and perform orders, directions and policies of


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    Bank and Hanmi Financial Corporation and its Board as they may be, from time to time, stated either orally or in writing. Employee shall have such corporate power and authority as shall reasonably be required to enable the discharge of duties as President and Chief Executive Officer of Bank and Hanmi Financial Corporation.

    For the term of this Agreement, Employee shall report to the Board.

4.  Compensation.

    a)  Base and Incentive Compensation

    During the term of this Agreement, beginning November 1, 2002, Bank (and not Hanmi Financial Corporation) agrees to pay Employee a base salary (the "Base Salary") at the annual rate of $250,000.00, less withholdings for his services as President and Chief Executive Officer of the Bank and Hanmi Financial Corporation. If employed in the second and third years under this Agreement, Bank (and not Hanmi Financial Corporation) will provide Employee with a cost-of-living increase in an amount not to exceed five (5%) percent of Employee's previous year's base salary in each of the second and third years of employment. Employee shall not be entitled to or receive a director's fee for his services on the Board during the term of his employment at Bank.

    b)  Bonus

    After commencement of the term of this Agreement on November 1, 2002, Employee shall be eligible for a bonus at the end of each fiscal year of employment in the amount of four percent (4%) of the amount of Bank's (and not Hanmi Financial Corporation's) pre-tax profits which exceed twenty percent (20%) of the primary capital of that year. In no event shall Employee's bonus exceed seventy-five percent (75%) of Employee's annual Base Salary in the year in which he is eligible for a bonus. There shall be no other bonuses. If Employee is employed less than a full fiscal year, the bonus will be paid to Employee on a pro-rata basis for that portion of the fiscal year in which Employee was employed as Chief Executive Officer but such bonus shall not be paid out until January of the year following Employee's termination. It is the obligation of the Bank, and not Hanmi Financial Corporation, to pay any bonus owed to Employee pursuant to this Paragraph.

        Pre-Tax Profit Determination

    The computation of Bank's pre-tax profit shall be determined by Bank's outside auditors and certified public accountants as approved by the Board. The computation of Bank's pre-tax profit shall be conclusive and binding on Bank and Employee. In the event of a dispute under this Section, the sole determination by the arbitrator shall be whether the pre-tax profit was determined in conformity with this paragraph -- i.e., whether the pre-tax profit was determined by Bank's outside auditors and certified public accountants, and was approved by the Board.

    c)  Stock Options

    Pursuant to and subject to the terms of Financial Corporation's Stock Option Plan, for the term of this Agreement, Hanmi Financial Corporation (and not the Bank) will grant Employee a stock option consisting of a maximum total of forty thousand (40,000) shares of Financial Corporation's common stock at the market price at the time of grant. The option will vest as follows over the three year term of this Agreement: 13,334 shares on November 1, 2002, and 13,333 shares on November 1, 2003 and November 1, 2004 respectively, and shall be exercisable at the time of each grant. Any such option will be subject to all of the terms and provisions of Hanmi Financial Corporation's Stock Option Plan and the form of Stock Option Agreement to be executed by Hanmi Financial Corporation and Employee, which Stock Option Plan and Stock Option Agreement are incorporated in full into this Agreement. Should Employee be terminated without cause, this option shall expire no later than thirty (30) days after such termination. Should Employee be terminated for cause, this option shall expire immediately. Reference should be made to Hanmi Financial Corporation's Stock Option Plan and form of Stock Option Agreement for full and complete terms and conditions governing stock option to be granted.

5.  Perquisites

    a)  Automobile Allowance and Insurance

    Bank (and not Hanmi Financial Corporation) will provide Employee with a suitable automobile for his use in the performance of his duties and shall pay all reasonable costs and expenses of maintaining and operating said automobile, including automobile


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    liability insurance. Upon the termination of Employee's employment as
    President and Chief Executive Officer of the Bank and Hanmi Financial Corporation, Employee shall return the automobile in good working condition, less normal wear and tear for reasonable usage of the automobile.

    b)  Vacation

    Employee shall accrue 15 days of paid vacation annually from the Bank (and not Hanmi Financial Corporation) in exchange for his services hereunder as President and Chief Executive Officer of the Bank and Hanmi Financial Corporation. Employee shall take at least two consecutive weeks vacation during each year of his employment by the Bank. Employee shall accrue a maximum of 22 & 1/2 days of vacation. Once Employee accrues 22 & 1/2 days of vacation, Employee shall cease accruing any additional vacation until Employee's vacation accrual falls below 22 & 1/2 days.

    c)  Insurance Benefits

    Bank (and not Hanmi Financial Corporation) shall provide Employee and Employee's spouse and dependent children, where applicable, at Bank's expense, participation in accident and health insurance at no cost to Employee, and term life insurance benefits for Employee to the maximum benefits available under Bank's Group Insurance program, except that term life insurance shall not be in excess of $150,000 for Employee.

    d)  Professional Society Membership

    Bank (and not Hanmi Financial Corporation) agrees to reimburse Employee for professional society memberships which are related to and enhance Employee's employment hereunder.

    e)  Continuing Education

    Bank (and not Hanmi Financial Corporation) agrees to reimburse Employee for continuing education which are related to and enhance Employee's employment hereunder.

    f)  Country Club Membership

    Bank (and not Hanmi Financial Corporation) agrees to reimburse Employee for reasonable initiation fees and monthly dues related to a country club membership during Employee's employment hereunder. The country club must be located in Los Angeles County or Orange County.

6.  Termination.

    The compensation and other benefits and perquisites provided to Employee pursuant to this Agreement, and the employment of Employee as the President and Chief Executive Officer of the Bank and Hanmi Financial Corporation, shall be terminated prior to expiration of the term of this Agreement as provided in this Section:

    a)  Disability.

    In the event that Employee shall fail, because of illness, incapacity or injury which is determined to be total and permanent by a physician selected by the Bank or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably) to render for three consecutive months or shorter periods aggregating 60 or more business days in any twelve (12)-month period, the services contemplated by this Agreement, Employee's employment hereunder may be terminated, as allowed by law.


    b)  Death.

    In the event of Employee's death during the term of this Agreement, Employee's Base Salary and any other right or benefit shall terminate.

    c)  Action by Supervisory Authority.

    If Bank or Hanmi Financial Corporation is ordered to remove, suspend, or take any other action against Employee (by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. 1818(e)(3) or (e)(4) or (g)(1)]), or Bank

    (or Hanmi Financial Corporation) is closed or in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813(x)(1)]) or Bank or Hanmi Financial Corporation is taken over by the California State Department of Financial Institutions, the Federal Reserve, or the Federal Deposit Insurance Corporation, Bank or Hanmi Financial Corporation may immediately terminate this Agreement without further liability, compensation or obligation to Employee, except that Employee shall be entitled to his rights, if any, under Paragraph 4(c) hereof and the Stock Option Plan referred to therein.

    d)  For Cause

    Employee's employment hereunder shall be terminated and all of his rights to receive Base Salary, Bonus or Stock Options under Paragraph 4 of the Agreement or any other benefit or perquisite provided to Employee under this Agreement except the payment of accrued but unused vacation, shall terminate upon a good faith determination by the Board that Employee is or has been personally dishonest, incompetent, or is engaging or has engaged in willful or negligent misconduct.

    e)  Without Cause

    Notwithstanding any other provision in this Agreement to the contrary, the parties agree that either the Employee or the Bank (or Hanmi Financial Corporation) may terminate this Agreement, including any extensions thereto, without cause at any time.

    i. If Bank (or Hanmi Financial Corporation) terminates this Agreement without cause, upon such termination and upon Employee's execution of a general release agreement, the Bank (and not Hanmi Financial Corporation) shall pay Employee his Base Salary, excluding any bonuses, for a period of six (6) months or for the remaining duration of the term of this Agreement, whichever is lesser. In no event will Employee be entitled to more than six months of his base salary upon termination. During this six-month period or the remainder of the term of the Agreement, whichever is less, Employee shall not be entitled to any other benefits or perquisites provided by this Agreement.

    ii. If the Bank (or Hanmi Financial Corporation) terminates this Agreement without cause, Employee shall also be entitled to all of his accrued but unused vacation leave at his then current daily salary rate.

    iii. If Employee terminates this Agreement without cause, Employee's base salary, bonus and all other benefits or perquisites provided by this Agreement shall immediately terminate on the date Employee terminates this Agreement.

7.  Business Expenses

    During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Bank (whether or not fully deductible by the Bank) for Federal income tax purposes as ordinary and necessary business expenses, Bank (and not Hanmi Financial Corporation) shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment, parking, business meetings, and professional dues and dues associated with maintaining club memberships, so long as such expenses are properly documented by Employee to the satisfaction of Bank and Board.

8.  Miscellaneous.

    a)  Succession; Survival.

    This Agreement shall inure to the benefit of and shall be binding upon Bank, its successors and assigns, but without the prior written consent of Employee this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of Bank or a similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of Bank hereunder. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations and representatives under this Agreement will survive the termination of Employee's employment, regardless of the manner of such termination.

9.  Incorporation by Reference of Employee Handbook Policies and Stock Option
    Plan

    This Agreement incorporates by reference all policies of Bank (and Hanmi Financial Corporation) contained in its Employee Handbook. Employee has acknowledged in writing the receipt of a copy of the Employee Handbook and agrees to comply with all such policies. To the extent that the terms of the Employee Handbook contradict or conflict with the terms of the Agreement, the terms of this Agreement shall prevail. This Agreement incorporates by reference the Stock Option Plan.

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10. Entire Agreement: Amendments

    This Agreement, along with any documents incorporated herein by reference, contains the entire agreement of the parties relating to the subject matter hereof and it supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment as President and Chief Executive Officer of the Bank and Hanmi Financial Corporation. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and by Bank and Hanmi Financial Corporation.

11. Waiver

    No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

12. Choice of Law

    This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties as employer and employee or the subject matter hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, to the extent permitted by law.

13. Attorneys' Fees

    If any dispute shall occur between Employee and the Bank or Hanmi Financial Corporation which arises out of an alleged breach of this Agreement or which seeks an interpretation of this Agreement, the prevailing party in any such dispute shall be entitled to recover all costs and expenses associated with such dispute, including reasonable attorneys' fees and costs.

14. Confidentiality; Proprietary Information

    Employee agrees to not make use of, divulge or otherwise disclose, directly or indirectly any trade secret or other confidential or proprietary information concerning the business (including but not limited to its products, employees, services, practices or policies) of Bank, Hanmi Financial Corporation or any of their affiliates of which Employee may learn or be aware as a result of Employee's employment during the Term of this Agreement except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of Bank's and Hanmi Financial Corporation's best interests, or (ii) required by applicable law. The provisions of this Paragraph 14 shall survive the expiration, suspension or termination, for any reason, of this Agreement.

15. Trade Secrets

    Employee, prior to and during the term of employment, has had and will have access to and become acquainted with various trade secrets including, but not limited to, software, plans, formulas, patterns, devices, secret inventions, processes, customer lists, employee information, contracts, and compilations of information, records and specifications, which are owned by Bank and/or Hanmi Financial Corporation and regularly used in the operation of their respective businesses and which may give Bank and/or Hanmi Financial Corporation an opportunity to obtain an advantage over competitors, who do not know or use such trade secrets. Employee agrees and acknowledges that Employee has been granted access to these valuable trade secrets only by virtue of the confidential relationship created by Employee's employment. Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment as the President and Chief Executive Officer of the Bank and Hanmi Financial Corporation and for their benefit. All records, files, documents, drawings, specifications, software, equipment, and similar items relating to the business of Bank, Hanmi Financial Corporation, or its affiliates, including without limitation all records relating to customers (the "Documents"), whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Bank, Hanmi Financial Corporation or such affiliates and shall not be removed from the premises of Bank, Hanmi Financial Corporation, or its affiliates under any circumstances whatsoever without the prior consent of the Board. Upon termination of employment for any reason, Employee agrees to promptly deliver to Bank all Documents in the possession or under the control of Employee.

16. Inventions and Patents

    Except as may be limited by Section 2870 of the California Labor Code, all inventions, designs, improvements, patents, copyrights, and discoveries conceived by Employee during the term of this Agreement which are useful in or directly or indirectly related to the business of Bank or Hanmi Financial Corporation or to any experimental work carried on by Bank or Hanmi Financial Corporation, shall be the property of Bank and/or Hanmi Financial Corporation. Employee will promptly and fully disclose to Bank and Hanmi Financial Corporation all such inventions, designs, improvements, and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure Bank's and/or Hanmi Financial Corporation's ownership thereof and to assist Bank and/or Hanmi Financial Corporation in protecting or defending Bank's and/or Hanmi Financial Corporation's proprietary rights therein. Employee acknowledges hereby receipt of written notice from Bank and Hanmi Financial Corporation pursuant to Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply fully to an invention which qualifies fully under California Labor Code Section 2870. The full text of Section 2870 is attached hereto as Exhibit "A."

17. Place of Employment

    The principal place of employment and the location of Employee's principal office shall be in Los Angeles, California.

18. Severability

    If any provision of this Agreement is held to be illegal, invalid or unenforceable under existing or future laws effective during the term of this Agreement, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal and enforceable.

19. Material Breach

    If Employee commits a material breach of this Agreement, all of Bank's and Hanmi Financial Corporation's obligations to Employee pursuant to this Agreement shall immediately cease.

20. Section Headings

    Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

21. Unique Services: Specific Performance

    The parties hereto agree that the services to be rendered by Employee pursuant to this Agreement, and the rights and privileges granted to the Bank and Hanmi Financial Corporation pursuant to this Agreement, and the rights and privileges granted to Employee by virtue of his position, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause Bank and/or Hanmi Financial Corporation great and irreparable injury and damage. Employee, Bank and Hanmi Financial Corporation hereby expressly agree that Employee, Bank or Hanmi Financial Corporation shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by any party. Without limiting the generality thereof, the parties expressly agree that Bank, Hanmi Financial Corporation and Employee shall be entitled to the equitable remedies set forth in this paragraph 21 for any violation of paragraphs 14, 15, 22, 23, and 24. This paragraph shall not be construed as a waiver of any other rights or remedies which Bank, Hanmi Financial Corporation, or Employee may have for damages or otherwise.

22. Non-Competition

    Employee agrees that for a period of one (1) year after the termination of Employee's employment, Employee will not, directly or indirectly, compete against, or in any manner be connected with or employed by any individual, association or other entity that is in competition with Bank's or Hanmi Financial Corporation's business in Los Angeles County.

23. Non-Solicitation

    Employee agrees that for a period of one (1) year after the termination of employment, Employee will not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the customers of Bank or Hanmi Financial Corporation for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by Bank or Hanmi Financial Corporation or a Related Company, nor will Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related.

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24. No-Raiding of Employees

    Employee agrees that for a period of one (1) year after the termination of Employee's employment, Employee will not, directly or indirectly, disrupt, damage, impair, or interfere with Bank's or Hanmi Financial Corporation's business by soliciting, influencing, encouraging or recruiting any employee of Bank or Hanmi Financial Corporation to work for Employee or any entity with which Employee is affiliated or related.

25. Counterparts

    This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

26. Representation By Counsel; Interpretation

    Bank, Hanmi Financial Corporation and Employee acknowledge that they have been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

27. Arbitration.

    Except for any controversy or claim arising from a breach of the covenants in paragraphs 14, 15, 22, 23, and 24 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof, or arising out of or relating to Employee's employment or termination of employment shall be submitted and resolved by final and binding arbitration under the terms of the Federal Arbitration Act and in a manner consistent with the California Code of Civil Procedure (and the California Arbitration
    Act). Any arbitration shall be in accordance with and under the auspices and rules of the American Arbitration Association. The arbitrator shall be selected by mutual agreement of the parties. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement including but not limited to any claim that all or any part of this Agreement is void or void able. The arbitration process will begin upon service of a written request of the complaining party served on the other within the appropriate statute of limitations as prescribed by law. Service of the written request shall be made only by certified mail, with a return receipt requested at the addresses listed below. The Arbitrator shall be neutral and shall have no authority to alter, amend, modify or change any of the terms of this Agreement. Upon conclusion of the arbitration, the arbitrator shall issue a written decision setting forth the reasons for his or her award. The decision of the Arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction thereof. Should Employee initiate an action in arbitration pursuant to this Paragraph, Employee shall be required to pay a fee no greater than what he would be required to pay to file an action in court. The remaining arbitration fees and costs shall be borne by the Bank and/or Hanmi Financial Corporation, except as allowed by law. Attorneys' fees shall be awarded to the prevailing party pursuant to paragraph 13 of this Agreement for any and all contractual claims. Otherwise, each party shall bear his or its own attorneys' fees, unless otherwise provided for by applicable law.

    The parties intend that this arbitration procedure is mandatory and shall be the exclusive means of resolving all disputes between Employee and Bank, Employee and Hanmi Financial Corporation and/or Employee and Bank's or Hanmi Financial Corporation's employees, directors, officers or managers involving or arising out of this Agreement, the parties' employment relationship and/or the termination of that relationship including, but not limited to any controversies or claims pertaining to wrongful discharge and alleged violations of the covenant of good faith and fair dealing, implied contracts and/or public policies or anti-discrimination statutes. Employee, Bank and Hanmi Financial Corporation expressly acknowledge and understand that, as a result of this agreement to arbitrate, they are giving up their right to trial by a jury.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



DATED: May 1, 2002                          /s/ Chung Hoon Youk
                                            -----------------------------------
                                            CHUNG HOON YOUK

DATED: May 1, 2002                          /s/ Joseph K. Rho
                                            -----------------------------------
                                            HANMI BANK
                                            By: JOSEPH K. RHO
                                            Its: Chairman, Board of Directors


DATED: May 1, 2002                          /s/ Joseph K. Rho
                                            -----------------------------------
                                            HANMI FINANCIAL CORPORATION
                                            By: JOSEPH K. RHO
                                            Its: Chairman, Board of Directors

                                   EXHIBIT "A"

    Labor Code Section 2870: Application of provision that employee shall assign or offer to assign rights in invention to employer.

    1. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

        a) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer;

        b)  Result from any work performed by the employee for the employer.

    2. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.